EXHIBIT 10.9
FIG Acquisition Corp.
Subscription/Purchase Agreement
     This Subscription/Purchase Agreement (the “Agreement”) is made as of the ___ day of January, 2008 by and among                      (the “Employee Investor”), FIG Acquisition Corp., a Delaware corporation ( “FAC”), and KBW, Inc. (together with its subsidiaries and affiliates, “KBW”).
     Whereas, KBW, Inc. desires to sell, and the Employee Investor desires to purchase, shares of common stock of FAC, par value $.0001 per share (the “Common Stock”) previously purchased from FAC by KBW, Inc. and FAC desires to issue, and the Employee Investor desires to subscribe for, warrants to purchase shares of Common Stock (the “Warrants”, and together with the Common Stock, the “FAC Securities”), as herein described, on the terms and conditions hereinafter set forth.
     Now, Therefore, It Is Agreed among the parties as follows:
     1. Purchase and Sale of Common Stock and Warrants. (i) The Employee Investor hereby agrees to purchase from KBW, Inc., and KBW, Inc. hereby agrees to sell to the Employee Investor, the number of shares of Common Stock set forth on Schedule I hereto for the purchase price set forth on Schedule I hereto and (ii) the Employee Investor hereby agrees to purchase from FAC, and FAC hereby agrees to sell to the Employee Investor, the number of Warrants set forth on Schedule I hereto for the purchase price set forth on Schedule I hereto.
     2. Closing. The closing for the purchase by the Employee Investor of the Common Stock from KBW, Inc. and the acceptance by FAC of subscriptions from the Employee Investor for the Warrants (the “Closing”) will take place on or about January 23, 2008.
     3. Payment for shares of Common Stock. At the time of the Closing, the Employee Investor will be required to deliver to KBW, Inc. the amount set forth in Section A.2 of Schedule I hereto, which represents the purchase price for the aggregate number of shares of Common Stock to be purchased by such Employee Investor. Certificates for the shares of Common Stock purchased pursuant hereto will be held by FAC for safekeeping until the completion of the initial public offering of FAC (the “IPO”), at which time they will be placed into an escrow account with a third party.
     4. Payment for Warrants. Payment of the amount set forth in Section B.2 of Schedule I hereto for the Warrants subscribed for by the Employee Investor and accepted by FAC (the “Warrant Subscription Price”) will be due upon five (5) business days’ notice from FAC (which notice may be sent via email to such Employee Investor’s KBW email address). Payments for the Warrant subscriptions will be deposited by FAC into a non-interest bearing escrow account with an “insured depositary institution,” as that term is defined in Section 3(c)(2) of the Federal Deposit Insurance Act, pending application of such payments to acquire the Warrants immediately prior to the closing of the IPO. In the event that the IPO does not close, the escrowed funds will be returned promptly to the Employee Investor.
     5. Default on Payment for Warrants and Resulting Cancellation of Warrant Subscription and Surrender of shares of Common Stock. If the Employee Investor fails to pay the Warrant Subscription Price when due, such Employee Investor’s warrant subscription will be cancelled and those Warrants will be subscribed for by KBW, Inc. and the shares of Common

Stock purchased by such Employee Investor will be transferred back to KBW, Inc. at cost. Consequently, such Employee Investor will hold no interest in any FAC Securities.
     6. Limitations on Transfer. The Employee Investor understands that the FAC Securities are subject to the significant transfer restrictions described in the summary offering memorandum dated January 2008 (the “Offering Memorandum”) under the headings “The Terms of this Offering—Warrants,” “The Terms of this Offering—Founder securities” and “The Terms of this Offering—Additional transfer limitations applicable to the FAC securities” and understands that his or her FAC Securities will be held in an escrow account for as long as they are subject to any such transfer restrictions. In addition, the Employee Investor shall not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the FAC Securities except in compliance with applicable securities laws.
     7. Restrictive Legends. All certificates representing the FAC Securities shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):
          (a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SECURITIES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES ARE ALSO SUBJECT TO FORFEITURE AND ADDITIONAL RESTRICTIONS.”
          (b) Any legend required by appropriate blue sky officials.
     8. Lock-Up Agreement. At or prior to the closing of the IPO, the Employee Investor shall enter into a lock-up agreement with the representative of the underwriters of the IPO, Banc of America Securities LLC, pursuant to which, subject to certain limited exceptions, the Employee Investor shall not, without the prior written consent of Banc of America Securities LLC, directly or indirectly, offer, sell, contract or grant any option to sell, pledge, transfer, hedge or otherwise dispose of, or make any demand for, or exercise any right for the registration of (i) any shares of Common Stock purchased hereby, until 180 days after the consummation of FAC’s initial business combination, unless, subsequent to such initial business combination, the closing price of the Common Stock equals or exceeds $14.25 per share for any 20 trading days within any 30 trading-day period, (ii) any shares of Common Stock purchased prior to or in connection with the IPO or in the secondary market (whether part of units or not), until 180 days after FAC’s initial business combination, (iii) any warrants purchased in the IPO or in the secondary market, until after FAC’s initial business combination and (iv) any of the Warrants or the shares of Common Stock underlying such Warrants, until after the consummation of FAC’s initial business combination. The exceptions include transfers to permitted transferees, charitable organizations and trusts for estate planning purposes, transfers to FAC’s executive officers and directors, transfers pursuant to a qualified domestic relations order, in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all of FAC’s stockholders having the right to exchange their shares of Common Stock or other securities for cash, securities or other property subsequent to the consummation of FAC’s initial business combination. However, if (a) during the last 17 days of the applicable lock-up period described in this paragraph, FAC, or a successor company, issue material news or a material event relating to FAC occurs or (b) before the expiration of the applicable lock-up period described in this paragraph, FAC announce that material news or a material event will occur during the 16 day period beginning on the last day of such applicable lock up period, such applicable lock-up period will be extended for up to 18 days beginning on the date of the issuance of the material news or the occurrence of the material event.
     9. Employee Investor Representations and Agreements. In connection with the purchase of the Common Stock and Warrants, the Employee Investor represents, and agrees to, the following:
          (a) The Employee Investor is an “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and is able to bear the risk of an entire loss of its investment in the FAC Securities and understands that his or her investment will be worthless if FAC fails to consummate its initial business combination meeting the criteria described in the Offering Memorandum within 24 months following the IPO;
An individual is an “accredited investor” if (i) he or she has a net worth (or joint net worth together with his/her spouse) in excess of $1,000,000 and has no reason to believe that his/her net worth will not remain in excess of $1,000,000 for the foreseeable future or (ii) he or she has had an individual annual adjusted gross income during each of the last two full calendar years in excess of $200,000 (or joint income together with his/her spouse in excess of $300,000) and reasonably expects to have an annual income in excess of $200,000 (or joint income together with his/her spouse in excess of $300,000) during the current calendar year and has no reason to believe that his/her income will not remain in excess of $200,000 (or joint income in excess of $300,000) for the foreseeable future;
          (b) Investments by individual retirement accounts or plans subject to ERISA are not permitted;
          (c) The Employee Investor has carefully reviewed the information contained in the Offering Memorandum, has relied exclusively upon his or her own examination of FAC, the FAC Securities and the terms of the offering of FAC Securities, including the merits and risks involved, in making an investment decision and has received answers to all questions concerning such matters;
          (d) The Employee Investor agrees that a portion of the shares of Common Stock purchased hereby are subject to forfeiture without compensation to the extent that the underwriters’ IPO over-allotment option is not exercised in full as described under “The Terms of this Offering—Forfeiture of founder shares to the extent the underwriters’ IPO over-allotment option is not exercised in full” in the Offering Memorandum;
          (e) The Employee Investor understands that failure to pay the Warrant Subscription Price when due will result in cancellation of his or her warrant subscription and surrender of the shares of Common Stock purchased hereby at cost as described under “The Terms of this Offering—Closing and payment for FAC Securities” in the Offering Memorandum;
          (f) The Employee Investor understands that the FAC Securities have not been registered under the Securities Act or any state securities laws and, as a result, the FAC Securities may only be reoffered or resold if (a) there is an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws that applies to the circumstances of the offer and sale or (b) the FAC Securities are sold pursuant to an effective registration statement;
          (g) The Employee Investor agrees to the transfer restrictions described under “The Terms of this Offering—Warrants”, “The Terms of this Offering—Founder Securities” and “The Terms of this Offering—Additional transfer limitations applicable to the FAC securities” in the Offering Memorandum and that his or her FAC Securities will be held in an escrow account for as long as they are subject to any such transfer restrictions;
          (h) The Employee Investor grants to KBW, Inc. the repurchase rights described under “The Terms of this Offering—KBW, Inc.’s repurchase right if an Employee Investor ceases employment with KBW” and “The Terms of this Offering—Amendments to the warrants prior to the completion of the IPO” or if he or she otherwise fails to purchase the Warrants in accordance with the Agreement;
          (i) The Employee Investor agrees to vote the shares of Common Stock purchased hereby in the same manner as a majority of the shares of Common Stock voted by FAC’s public stockholders (excluding FAC’s executive officers and directors and holders of shares of Common Stock issued and sold prior to the IPO with respect to any units that they purchase in the IPO or any units or shares of common stock included in such units that they purchase in the secondary market) in connection with the vote required to approve FAC’s initial business combination and, as a result, acknowledges that he or she will not be able to exercise any conversion rights with respect to the shares of Common Stock purchased hereby;
          (j) The Employee Investor agrees to vote all shares of Common Stock purchased by him or her in the IPO or in the secondary market (including shares of Common Stock included in any units so purchased) in favor of FAC’s initial business combination; and
          (k) With respect to the Employee Investor’s shares of Common Stock, the Employee Investor hereby waives (a) any and all right, title, interest or claim of any kind in or to any distributions of the trust account established by FAC and described in the Offering Memorandum (the “Trust Account”) as a result of any liquidation of FAC (“Claim”), and to any and all amounts distributed in connection with a liquidation of FAC, and hereby agrees to reimburse FAC for any distribution of the Trust Account received by the Employee Investor in respect of such Employee Investor’s shares of Common Stock; and (b) any and all right to exercise conversion rights in connection with a proposed business combination by FAC. The Employee Investor acknowledges and agrees that, upon FAC’s liquidation, all Warrants that are owned by the Employee Investor will terminate worthless. The Employee Investor hereby waives any Claim the Employee Investor may have in the future as a result of, or arising out of, any contracts or agreements with FAC and the Employee Investor will not seek recourse against the Trust Account for any reason whatsoever.
     10. Registration Rights Agreement. At or prior to the closing of the IPO, the Employee Investor will be given the opportunity to enter into a registration rights agreement having the terms described in the Offering Memorandum.
     11. Miscellaneous.
          (a) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) in the case of the Employee Investor, when sent by confirmed email to such Employee Investor’s KBW email address, if sent during normal business hours of the recipient, and if not sent during normal business hours of the recipient, then on the next business day, (iii) five (5) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the other party hereto at such party’s address in the records of KBW, or at such other address as such party may designate by a 10 days’ advance written notice to the other party hereto.
          (b) Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of FAC and KBW, Inc. and, subject to the restrictions on transfer herein set forth, be binding upon the Employee Investor and his or her successors and assigns.
          (c) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law thereof. The parties agree that any action brought by any party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing FAC’s and KBW, Inc.’s principal place of business.
          (d) Further Execution. The parties agree to take all such further action(s) as may be reasonably necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with, or otherwise qualify the issuance of the securities that are the subject of, this Agreement.
          (e) Independent Counsel. The Employee Investor acknowledges that this Agreement has been prepared on behalf of FAC and KBW, Inc. by Sidley Austin llp, counsel to FAC and KBW, Inc., and that Sidley Austin llp does not represent, and is not acting on behalf of, the Employee Investor. The Employee Investor has been provided with an opportunity to consult with his or her own counsel with respect to this Agreement.
          (f) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
          (g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the day and year first above written.

FIG ACQUISITION CORP.
By:
Name:	Peter E. Roth
Title:	Chief Executive Officer

KBW, INC.
By:
Name:
Title:

EMPLOYEE INVESTOR

Name:

Signature Page to the Subscription/Purchase Agreement

Schedule I
to
Subscription/Purchase Agreement
Name of Employee Investor:
Date: January ___, 2008

A.1.	Number of shares of Common Stock to be purchased by Employee Investor:

2.	Aggregate purchase price for shares of Common Stock to be purchased by Employee Investor:	(The number of shares to be purchased by Employee Investor multiplied by 0.003478, rounded to the nearest dollar)

B.1	Number of Warrants to be purchased by Employee Investor:	(The number of shares of Common Stock to be purchased by Employee Investor multiplied by 0.7652, rounded to the nearest Warrant)

2.	Aggregate purchase price for Warrants to be purchased by Employee Investor:	(The number of Warrants to be purchased by Employee Investor multiplied by $1.00)